UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2012

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 to this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 2.03 to this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.02.	Results of Operations and Financial Condition

The disclosure set forth in Item 7.01 to this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 24, 2012 (the “Closing Date”), Exactech, Inc., a Florida corporation (the “Company”), entered into a revolving credit and term loan agreement (the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto (the “Lenders”), HSBC Bank, as Documentation Agent, Compass Bank, as Syndication Agent, and SunTrust Bank, as Administrative Agent for the Lenders (the “Administrative Agent”), Issuing Bank and Swingline Lender. The Credit Agreement provides for a credit facility in an aggregate principal amount of $100 million, comprising a $30 million term loan (the “Term Loan”) and a revolving credit line in an aggregate principal amount of up to $70 million (the “Revolving Loan” and, collectively with the Term Loans, the “Loans”), of which, $5 million may be used for swingline loans. Additionally, the Credit Agreement provides for the issuance of letters of credit in an aggregate face amount of up to $5 million.

Interest on outstanding Loans is based, at the Company’s election, on a base rate, a Eurodollar Rate or an index rate, in each case plus an applicable margin. The base rate is the highest of (i) the rate which the Administrative Agent announces from time to time as its prime lending rate, (ii) the Federal Funds rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) the Eurodollar Rate determined on a daily basis for an interest period of one (1) month, plus one percent (1.00%) per annum. The Eurodollar Rate is the London interbank offered rate for deposits in U.S. Dollars at approximately for a term comparable to the applicable interest period (one, two, three or six months, at the Company’s election), subject to adjustment for any applicable reserve percentages. The index rate is the rate equal to the offered rate for deposits in U.S. Dollars for a one (1) month interest period as appears on the Bloomberg reporting service, or such similar service as determined by the Administrative Agent that displays British Bankers’ Association interest settlement rates for deposits in U.S. Dollars, subject to adjustment for any applicable reserve percentages. The applicable margin is based upon the Company’s Leverage Ratio (as defined in the Credit Agreement) and ranges from 0.50% to 1.25% in the case of Loans to which the base rate is applicable, and 1.50% to 2.25% in the case of Loans to which either the index rate or Eurodollar rate is applicable. The Company must also pay a commitment fee to the Administrative Agent for the account of each Lender, which, based on the Company’s Leverage Ratio, accrues at a rate of 0.20% or 0.25% per annum on the daily amount of the unused portion of the Revolving Loan. The Credit Agreement has a five year term expiring on February 24, 2017 (the “Term”).

The Term Loan is subject to amortization and is payable in quarterly principal installments of $375,000 during the first year of the Term and quarterly principal installments of $750,000 during the remaining years of the Term, with any outstanding unpaid principal balance, together with accrued and unpaid interest thereon, due at the expiration of the Term. Additionally, the Credit Agreement requires that, on or prior to the one-year anniversary of the Closing Date (or such later date as agreed to by the Administrative Agent), the Company must fix or limit its interest exposure to at least fifty percent (50%) of the Term Loan pursuant to one or more hedging arrangements reasonably satisfactory to the Administrative Agent.

On the Closing Date, the Company used proceeds from the entirety of the Term Loan and approximately $8.5 million of the Revolving Loan to pay substantially all of its long-term obligations that were outstanding as of December 31, 2011, including all obligations under the Company’s $55.0 million revolving credit agreement, dated June 13, 2008, entered into between the Company and the Administrative Agent (as amended, the “Prior Credit Agreement”). On the Closing Date, the Company terminated the Prior Credit Agreement, together with all other agreements and instruments ancillary thereto. The material terms of the Prior Credit Agreement are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources”, and such description is incorporated herein by reference.

The Company’s obligations under the Credit Agreement have been unconditionally guaranteed, jointly and severally, by all of the Company’s 100% owned domestic subsidiaries (the “Guarantors”) pursuant to a Subsidiary Guaranty Agreement entered into on the Closing Date among the Company, the Guarantors and the Administrative Agent (the “Subsidiary Guaranty Agreement”). Additionally, on the Closing Date, the Company and the Guarantors entered into a Security Agreement (the “Security Agreement”) and an Equity Pledge Agreement (the “Pledge Agreement”), each with the Administrative Agent, pursuant to which the Company and the Guarantors granted to the Administrative Agent, for the ratable benefit of the Lenders, a first-priority security interest in substantially all of their respective present and future assets (other than real property), including the pledge of 100% of all outstanding equity interests in the Company’s domestic subsidiaries and 65% of the equity interests in certain foreign subsidiaries, to secure full payment of all obligations of the Company under the Credit Agreement.

The outstanding balance under the Credit Agreement may be prepaid at any time without premium or penalty. The Credit Agreement contains customary events of default and remedies upon an event of default, including the acceleration of repayment of outstanding amounts under the Credit Agreement and other remedies with respect to the collateral securing the obligations under the Credit Agreement. The Credit Agreement includes covenants and terms that, among other things, place certain restrictions on the Company’s ability to incur additional debt, incur liens, make investments, effect mergers, declare or pay dividends, sell assets, engage in transactions with affiliates, effect sale and leaseback transactions, enter into hedging agreements and make capital expenditures. Certain of the foregoing restrictions limit the Company’s ability to fund its foreign subsidiaries in excess of certain thresholds. Additionally, the Credit Agreement contains financial covenants requiring that the Company maintain a Leverage Ratio of not greater than 2.50:1.00 and a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 2.00:1.00.

The foregoing description of the Credit Agreement, the Subsidiary Guaranty Agreement, the Security Agreement and the Pledge Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, the Subsidiary Guaranty Agreement, the Security Agreement and the Pledge Agreement, which agreements are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On February 27, 2012, the Company issued a press release announcing the closing of the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 7.01.

On February 28, 2012, Exactech, Inc. (the “Company”) issued a press release disclosing certain financial information about the Company. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 7.01.

The press releases attached as exhibits to this report contain various “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events, including, but not limited to, statements regarding levels of and expected growth in sales of the Company’s products. When used in the press releases or this report, the terms “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or its management, are intended to identify forward-looking statements. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the effect of competitive pricing, the Company’s dependence on the ability of its third-party suppliers to produce components on a cost-effective basis to the Company, market acceptance of the Company’s products, the outcome of litigation, the availability of third-party reimbursement for the Company’s products, high inventory maintenance requirements, the Company’s ability to protect its intellectual property, dedication of substantial resources towards research and development efforts, product liability risks and the effects of governmental regulation. Results actually achieved may differ materially from expected results included in these statements as a result of these or other factors, including those factors discussed under “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Exactech undertakes no obligation to update, and the Company does not have a policy of updating or revising, these forward-looking statements. The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The furnishing of this information is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The information contained in Items 2.02 and 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Revolving Credit and Term Loan Agreement, dated February 24, 2012, by and among Exactech, Inc., the lenders from time to time party hereto, HSBC Bank, as Documentation Agent, Compass Bank, as Syndication Agent, and SunTrust Bank, as Administrative Agent.

10.2	Subsidiary Guaranty Agreement, dated February 24, 2012, by and among Exactech, Inc., certain of its subsidiaries, and SunTrust Bank, as administrative agent.

10.3	Security Agreement, dated February 24, 2012, by and among Exactech, Inc., certain of its subsidiaries, and SunTrust Bank, as administrative agent.

10.4	Equity Pledge Agreement, dated February 24, 2012, by and among Exactech, Inc., certain of its subsidiaries, and in favor of SunTrust Bank, as administrative agent.

99.1	Press Release issued by the Company on February 27, 2012.

99.2	Press Release issued by the Company on February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date:	February 28, 2012	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Revolving Credit and Term Loan Agreement, dated February 24, 2012, by and among Exactech, Inc., the lenders from time to time party hereto, HSBC Bank, as Documentation Agent, Compass Bank, as Syndication Agent, and SunTrust Bank, as Administrative Agent.

10.2	Subsidiary Guaranty Agreement, dated February 24, 2012, by and among Exactech, Inc., certain of its subsidiaries, and SunTrust Bank, as administrative agent.

10.3	Security Agreement, dated February 24, 2012, by and among Exactech, Inc., certain of its subsidiaries, and SunTrust Bank, as administrative agent.

10.4	Equity Pledge Agreement, dated February 24, 2012, by and among Exactech, Inc., certain of its subsidiaries, and in favor of SunTrust Bank, as administrative agent.

99.1	Press Release issued by the Company on February 27, 2012.

99.2	Press Release issued by the Company on February 28, 2012.